Exhibit 99.1

Imperial’s Kearl operations return to normal, monitoring remains in place

Calgary, Alberta – June 3, 2016 – Imperial today announced the safe return to normal operations at the Kearl oil sands site. The company will continue to closely monitor developments with the fires in the Regional Municipality of Wood Buffalo. The safety of our employees remains our top priority.

Kearl’s physical plant was not damaged by the fires, and air quality monitoring remains in place.

#  #

FOR MORE INFORMATION, CONTACT:

Meredith Milne	Lisa Schmidt

Investor Relations	Public and Government Affairs

587-476-4743	587-476-7010

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil and natural gas, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.